UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2005

Keystone Automotive Operations, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Tunkhannock Avenue Exeter, Pennsylvania	18643
(Address of Principal Executive Offices)	(Zip Code)

(570) 655-4514

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On April 1, 2005, Keystone Automotive Operations, Inc. (the “Company”) entered into amendment no. 1 (the “Amendment”) to the Credit Agreement dated as of October 30, 2003 among Keystone Automotive Holdings, Inc., the Company, the lenders party thereto (collectively, the “Lenders”) and Bank of America, N.A. (“BOA”), as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined have the meanings given them in the Credit Agreement.

The Amendment effects a refinancing and replacement of the Term Loans currently outstanding under the Credit Agreement with a new class of Term Loans designated as “Term B Loans.” The aggregate principal amount of the Term B Loans is equal to the aggregate principal amount of Term Loans outstanding under the Credit Agreement on the effective date of the Amendment. The Term B Loans have terms, rights and obligations materially identical to the Term Loans except that the rates for borrowings under the Term B Loans bear interest rate of 2.00 percent over LIBOR and 1.00 percent over base rates and mature in 2009. In addition, the Amendment amended related definitions and contained immaterial modifications to various other provisions of the Agreement

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

10.1	Amendment No. 1 dated as of March 14, 2005, and effective April 1, to Credit Agreement dated as of October 30, 2003 among Keystone Automotive Holdings, Inc., the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended January 1, 2005.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

Date: April 7, 2005	By:	/s/ ROBERT VOR BROKER
Robert Vor Broker President

Exhibit Index

Exhibit	Description

10.1	Amendment No. 1 dated as of March 14, 2005, and effective April 1, 2005, to Credit Agreement dated as of October 30, 2003 among Keystone Automotive Holdings, Inc., the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.